UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      January 22, 1997


                             LCI INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


             Delaware                    0-21602                  13-3498232
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   (State or other jurisdiction        (Commission              (IRS Employer
         of incorporation)            File Number)           Identification No.)



                  8180 Greensboro Drive, McLean, Virginia 22102
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code      (703) 442-0220


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         (Former name or former address, if changed since last report.)

    This document contains 63 pages. The Exhibit Index is located on page 4.


                               Page 1 of 63 Pages

ITEM 5.  OTHER EVENTS.

         On January 22, 1997, the Board of Directors of LCI International, Inc. (the "Company") authorized the issuance of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share, of the Company. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Fifth Third Bank, as Rights Agent (the "Rights Agent"), dated as of January 22, 1997 and attached hereto as Exhibit 4, and are summarized in Exhibit C to the Rights Agreement. The Rights Agreement, including Exhibit C thereto, are hereby incorporated herein by reference.

ITEM 7.  EXHIBITS.

4 Rights Agreement, dated as of January 22, 1997, between LCI International, Inc. and Fifth Third Bank, as Rights Agent, together with Exhibits A, B, and C attached thereto.



                               Page 2 of 63 Pages

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       LCI INTERNATIONAL, INC.

                                       By: /s/ Joseph A. Lawrence
                                          -----------------------
                                          Name:  Joseph A. Lawrence
                                          Title:    Senior Vice President


Date:  January 23, 1997


                               Page 3 of 63 Pages

                                 EXHIBITS INDEX


EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

4 Rights Agreement, dated as of January 22, 1997, between LCI International, Inc. and Fifth Third Bank, as Rights Agent, together with Exhibits A, B, and C attached thereto.


                               Page 4 of 63 Pages